EXHIBIT 23(b)




                   (REED W. FERRILL & ASSOCIATES LETTERHEAD)

                                           February 7, 1998


Columbus Energy Corp.
1660 Lincoln Street, Suite 2400
Denver, Colorado 80264


     Reed W. Ferrill & Associates, Inc. consents to the use of its name and its reports dated February 7, 1998 entitled "Columbus Energy Corp., Reserve and Revenue Forecast as of November 30, 1997, Constant Prices and Costs" in whole or in part, by Columbus Energy Corp. (Columbus) in Columbus' Form 10-K Report to the Securities and Exchange Commission for the fiscal year ended November 30, 1997.



                                             for and on behalf of
                                             Reed W. Ferrill & Associates, Inc.

                                             \s\ Reed W. Ferrill
                                                 ------------------------
                                                 Reed W. Ferrill
                                                 President


RWF/mlb